UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 16, 2016, inContact, Inc. issued a press release entitled “inContact Reports Fourth Quarter and Full Year 2015 Financial Results,” reporting unaudited condensed consolidated balance sheet information as of December 31, 2015, and unaudited condensed consolidated results of operations for the three and twelve months ended December 31, 2015. A copy of the press release is attached as an exhibit.

Item 8.01	Other Items

On January 13, 2016, we acquired AC2 Solutions, Inc. AC2, a Delaware corporation, which provides call center workforce optimization products and services. On February 9, 2016, we acquired certain technology, customers and equipment from Attensity, Inc., a Delaware corporation, which provides call center analytics products and services. The combined purchase consideration was approximately $18.5 million cash and 40,456 restricted shares of the Company’s common stock valued at $370,000 that will vest over two years. An additional 505,700 shares of restricted common stock were issued, but not included in the purchase consideration as the shares will vest as services are provided over a two-year period.

Item 9.01	Financial Statements and Exhibits

Exhibits

Attached to this report as Exhibit 99.1 is the release entitled “inContact Reports Fourth Quarter and Full Year 2015 Financial Results,” dated February 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: February 16, 2016	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer